Exhibit 99

News Release
5790 Widewaters Parkway, DeWitt, N.Y. 13214	For further information, please contact:
Scott A. Kingsley,
EVP & Chief Financial Officer
Office: (315) 445-3121

Community Bank System Reports
 Fourth Quarter And Full Year 2013 Results

- Full year organic loan growth of $243 million (6.3%)
- Completed branch acquisition in Northeast Pennsylvania
- Cash dividend increased for 21st consecutive year

       SYRACUSE, N.Y. — January 21, 2014 — Community Bank System, Inc. (NYSE: CBU) reported net income of $15.5 million for fourth quarter 2013, compared with $18.8 million for the fourth quarter of 2012.  As previously announced in late December 2013, the Company sold its entire portfolio of bank and insurance trust preferred collateralized debt obligation (CDO) securities in response to the uncertainties created by the announcement of the final rules implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.”  In conjunction with the liquidation of the trust preferred CDOs, the Company extinguished $226.4 million of Federal Home Loan Bank (FHLB) term advances and sold $417.6 million of Treasury securities previously classified as “held-to-maturity.”  The net impact of these actions was a pre-tax loss of approximately $6.9 million, or $0.12 per share after-tax, which is reflected in the Company’s fourth quarter 2013 results.  Diluted earnings per share for the fourth quarter of 2013 were $0.38, which also included $0.04 per share of acquisition expenses related to the December purchase of eight bank branches in Northeast Pennsylvania from Bank of America, NA.  Diluted earnings per share for the fourth quarter of 2012 were $0.47, and included $0.05 per share of acquisition related expenses and litigation settlement charge.  The Company’s reported net income for 2013 was $78.8 million ($1.94 per diluted share), an increase of $1.8 million or 2.3%, compared to $77.1 million ($1.93 per diluted share), reported in 2012.

Total revenue for the fourth quarter of 2013 (excluding the $6.9 million net loss described above) was $88.9 million compared to $86.2 million for the fourth quarter 2012, or a 3.1% improvement.  Despite declining asset yields, fourth quarter 2013 net interest income was up 1.1%, compared to the prior year quarter, reflecting solid organic loan and core deposit growth over the past twelve months.  Banking non-interest income increased by 6.4%, or $0.9 million, in fourth quarter 2013, compared to the same period in 2012.  Compared to the fourth quarter of 2012, fourth quarter 2013 financial services revenue grew by $1.2 million, or 9.1%, reflecting continued organic growth in both wealth management and benefits administration services.  The quarterly provision for loan losses of $3.2 million was $0.5 million higher than the fourth quarter of 2012, reflective of slightly higher quarterly net charge-offs and the continuation of generally stable and favorable asset quality metrics.  Total operating expenses (excluding acquisition expenses and litigation settlement charge that totaled $2.1 million and $3.0 million in the fourth quarters of 2013 and 2012, respectively) of $55.2 million for the fourth quarter 2013 were up $1.3 million, or 2.4%, from the fourth quarter of 2012.

“The positive operating momentum that we carried into 2013 extended throughout the year, with strong organic loan growth, a substantial increase in our non-interest revenues, responsible management of operating expenses and continued positive asset quality performance,” said President and Chief Executive Officer Mark E. Tryniski.  “During 2013 we initiated a number of actions which position the Company for additional opportunity, including the acquisition of eight branch-banking locations in our Northeast Pennsylvania service area and the execution of a productive balance sheet restructuring in the first half of the year.  In August, our Board raised the quarterly cash dividend by 3.7% to $0.28 per share, marking the twenty-first consecutive year of increased dividend payouts to our shareholders.  In October 2013, Community Bank System was added to the Barron’s 400 Index, a collection of the most fundamentally sound and attractively priced stocks from across the market. In addition, we started 2014 being recognized as fourth best bank in the country in the annual Forbes analysis of the 100 largest publicly traded banks, reflective of our continued high level of financial strength and performance.”

Fourth quarter 2013 net interest income of $60.6 million increased 1.1% compared with the prior year period.  Fourth quarter interest income was down $6.0 million compared to the prior year quarter, a result of an $87.4 million net decrease in interest-earning assets as well as a 34-basis point decline in the earning asset yield, driven by lower yields on both loans (down 55 basis points) and investment securities (down 31 basis points).  This was more than offset by a $6.7 million decrease in interest expense, reflecting a $194.4 million reduction in interest-bearing liabilities coupled with a 48-basis point decline in the Company’s cost of interest-bearing funds.  The lower cost of interest-bearing funds was driven by significantly lower borrowing rates resulting from the balance sheet restructuring activities completed in the first half of the year, and also included a 13-basis point decline in the interest-bearing deposit rate in comparison to fourth quarter 2012.  During the first half of 2013, the Company completed a balance sheet restructuring program that involved selling nearly $650 million of longer duration investment securities and using the proceeds to retire $502 million of Federal Home Loan Bank (FHLB) borrowings.

Fourth quarter 2013 non-interest income (excluding gains on sales of investment securities and losses on debt extinguishments which netted to a $6.9 million loss) of $28.2 million increased $2.0 million compared to the prior year fourth quarter, reflecting both increased banking service fees and growing financial services revenue.  Wealth management services revenue was up $0.5 million, or 15.5%, over fourth quarter 2012, driven by organic growth in trust services, asset management and advisory services, as well as a continuation of favorable market conditions.  Employee benefits administration and consulting revenues of $10.0 million increased $0.6 million, or 6.8%, from the fourth quarter of 2012, benefitting from new and expanded customer relationships, along with positive equity market influences.  Noninterest income for the year (excluding securities gains and debt extinguishment losses which netted to a $6.6 million loss) grew to $108.7 million (31% of total revenue), an increase of $9.8 million, or 9.9%, compared to full year 2012.

Operating expenses (excluding acquisition expenses and litigation settlement charge that totaled $2.1 million and $3.0 million in the fourth quarters of 2013 and 2012, respectively) of $55.2 million for the quarter were $1.3 million higher, or 2.4%, than the fourth quarter of 2012.  Operating expenses (excluding acquisition expenses and litigation settlement charge that totaled $2.2 million and $8.2 million in 2013 and 2012, respectively) were $219.1 million for the full year, an increase of $15.6 million, or 7.6% compared with 2012, reflective of acquired and organic growth initiatives and investments in technology infrastructure over the past two years.

The effective income tax rates for the fourth quarter and full year 2013 were 28.2% and 29.0% respectively, compared to 29.2% for the fourth quarter and full year 2012.

Financial Position

Average interest-earning assets for the fourth quarter of 2013 were $6.6 billion, a decrease of $87.4 million, or 1.3%, compared to the fourth quarter of 2012, a net result of the balance sheet restructuring activities that were undertaken in the first half of 2013 and partially offset by solid organic loan growth over the past twelve months.  Fourth quarter average earning assets increased $324.6 million from the second quarter of 2013, with average loans growing $169.5 million and average investments and cash equivalents increasing $155.1 million.  Loans increased $243.5 million, or 6.3%, over the prior year end, reflecting organic growth in both the Bank’s consumer and business lending portfolios.  Total deposits of $5.9 billion at year-end increased by $268.0 million, or 4.8%, from December 31, 2012 as a result of organic core deposit growth and the Company’s acquisition of eight branches from Bank of America late in the fourth quarter of 2013.  The Company’s Tier 1 leverage ratio of 9.29% on December 31, 2013 was up 89 basis points compared with the fourth quarter of 2012.  In addition, the tangible equity to net tangible assets ratio of 7.68% at December 31, 2013 was up 6 basis points compared to December 31, 2012, reflective of continued strong capital generation results.

During the first half of 2013, the Company initiated and completed a balance sheet restructuring that involved selling $648.7 million of investment securities with realized gains of $63.8 million, and extinguishing $501.6 million of FHLB borrowings, incurring $63.5 million of early extinguishment costs.  The Company’s balance sheet was reduced by approximately 7% through the first half of 2013 as a result of this planned initiative.  Although these transactions were essentially neutral to earnings as well as total capital for this period, more than $35 million of incremental regulatory (Tier 1) capital flexibility was created.

The Company announced on December 31, 2013, that it sold its entire portfolio of bank and insurance trust preferred CDO securities because of the uncertainties created by the mid-December announcement of the final rules implementing the Volcker Rule. In addition to the liquidation of the trust preferred CDOs, the Company extinguished $226.4 million of FHLB term advances and sold $417.6 million of Treasury securities previously classified as “held-to-maturity.”  As previously noted, the impact of these actions was a pre-tax loss of approximately $6.9 million, or $0.12 per share.  The $6.9 million pre-tax loss was comprised of $32.4 million of gains on the Treasury securities, $15.5 million of losses on the trust preferred CDOs, and a $23.8 million charge from the early extinguishment of the debt.  The Company also reinvested the net cash proceeds of $246 million created from these transactions into Treasury securities with similar blended durations to the assets sold in order to mitigate the net interest income impact of the security sales and debt extinguishment.  As a result of the securities sold from the “held-to- maturity” classification, the remaining unsold securities within the held-to-maturity classification were transferred to the “available-for-sale” classification prior to December 31, 2013.  In addition, as a result of the transaction, the Company will not be able to use the held-to-maturity classification for the foreseeable future.

Asset Quality

The Company’s asset quality metrics remained substantially better than comparative industry averages throughout 2013 and continued to demonstrate the long-term effectiveness of the Company’s disciplined risk management and underwriting standards.  Net charge-offs were $2.9 million for the fourth quarter, compared to $2.6 million for the fourth quarter of 2012 and $1.5 million for the third quarter of 2013.  Full year 2013 net charge-offs of $6.6 million, or 0.17% of total loans, were down $1.9 million, or 22% from 2012.  Nonperforming loans as a percentage of total loans were 0.54% at December 31, 2013, down from 0.61% at September 30, 2013, and 0.75% at December 31, 2012.  The total delinquency ratio of 1.49% at the end of the fourth quarter was down 43 basis points from fourth quarter 2012 and consistent with the ratio at the end of the third quarter of 2013.  The fourth quarter provision for loan losses of $3.2 million was 8% above net charge-offs for the quarter.  The allowance for loan losses to nonperforming loans was 201% at December 31, 2013, compared to 147% at December 31, 2012, and 181% as of September 30, 2013.

Cash Dividend Increased for 21st Consecutive Year / Stock Repurchase Authorization

In the third quarter, the Company increased its quarterly cash dividend to shareholders by 3.7%, to $0.28 per share, marking the twenty-first consecutive year that it’s been increased. The Company views the growth of cash dividends over time as an important component of its commitment to provide consistent and favorable long-term returns to shareholders.

The Company’s Board of Directors also approved a stock repurchase program authorizing the repurchase of up to 2,000,000 shares of the Company’s common stock during a twelve-month period starting January 1, 2014.  Such repurchases may be made at the discretion of senior management depending on market conditions and other relevant factors and will be acquired through open market or privately negotiated transactions as permitted under Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable legal requirements.  The new repurchase authorization replaces the previous program which expired on December 31, 2013.

Pennsylvania Branch Acquisition Completed

On December 13, 2013, the Company completed its acquisition of eight branches from Bank of America, NA as previously announced.  As part of the transaction, Community Bank acquired over $303 million in customer deposit accounts and approximately $0.9 million of net performing loans and paid a premium of approximately $7.3 million. The acquired branches were converted and opened as Community Bank branches on December 14, 2013 and are located across Community Bank’s Northeast Pennsylvania markets, with five of the acquired branches located in Luzerne County, two located in Carbon County and one located in Lackawanna County.

Benefits Administration Acquisition

During the fourth quarter, the Company announced that its subsidiary, Benefit Plans Administrative Services, Inc. (BPAS), reached an agreement to acquire a professional services practice from EBS-RMSCO, Inc., a subsidiary of The Lifetime Healthcare Companies.  This professional services practice, which provides actuarial valuation and consulting services to clients who sponsor pension and post-retirement medical and welfare plans, enhances the Company’s participation in the Western New York marketplace and is expected to add incremental revenue of approximately $1.5 million annually.  The transaction was completed as planned on January 1, 2014.

Conference Call Scheduled

Company management will conduct an investor call at 11:00 a.m. (ET) tomorrow (Wednesday, January 22, 2014) to discuss fourth quarter and year end 2013 results.  The conference call can be accessed at 888-576-4398 (1-719-325-2455 if outside United States and Canada) using the conference ID code 7882237.  Investors may also listen live via the Internet at: http://www.videonewswire.com/event.asp?id=97553. The recording will be archived until January 22, 2015 and can be accessed at any point during this time at no cost.

This earnings release, including supporting financial tables, is available within the press releases section of the Company's investor relations website at: http://ir.communitybanksystem.com.  An archived webcast of the earnings call will be available on this site for one full year.

Headquartered in DeWitt, N.Y., Community Bank System, Inc. has more than $7.0 billion in assets and over 190 customer facilities.  The Company’s banking subsidiary, Community Bank, N.A. operates across Upstate New York and Northeastern Pennsylvania.  Its other subsidiaries include: Benefit Plans Administrative Services, Inc., a national employee benefits consulting and trust administration firm; the CBNA Insurance Agency, with offices in five northern New York communities; Community Investment Services, Inc., a wealth management firm delivering a wide range of financial products throughout the Company's branch network; and Nottingham Advisors, an investment management and advisory firm.  For more information, visit www.communitybankna.com.

# # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The following factors, among others, could cause the actual results of CBU’s operations to differ materially from CBU’s expectations: the successful integration of operations of its acquisitions; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements.  These statements are based on the current beliefs and expectations of CBU’s management and CBU does not assume any duty to update forward-looking statements.

Summary of Financial Data
(Dollars in thousands, expect per share data)
	Quarter Ended		Year-to-Date
	December 31,	December 31,	December 31,	December 31,
Earnings	2013	2012	2013	2012
Loan income	$47,061	$49,405	$188,197	$192,710
Investment income	18,901	22,545	75,962	88,690
Total interest income	65,962	71,950	264,159	281,400
Interest expense	5,326	11,981	26,065	50,976
Net interest income	60,636	59,969	238,094	230,424
Provision for loan losses	3,185	2,666	7,992	9,108
Net interest income after provision for loan losses	57,451	57,303	230,102	221,316
Deposit service fees	12,714	12,603	49,357	46,064
Mortgage banking revenues	562	161	1,673	843
Other banking services	954	613	3,572	3,226
Wealth management services	3,984	3,449	15,550	12,876
Benefit trust, administration, consulting and actuarial fees	10,032	9,397	38,596	35,946
Gain on sales of investment securities	16,969	0	80,768	291
Loss on debt extinguishments	(23,836)	0	(87,336)	0
Total noninterest income	21,379	26,223	102,180	99,246
Salaries and employee benefits	30,412	29,639	121,629	112,034
Occupancy and equipment and furniture	6,782	6,665	27,045	25,799
Amortization of intangible assets	1,061	1,264	4,469	4,607
Acquisition expenses	2,105	527	2,176	5,747
Other	16,923	18,804	65,936	63,570
Total operating expenses	57,283	56,899	221,255	211,757
Income before income taxes	21,547	26,627	111,027	108,805
Income taxes	6,070	7,823	32,198	31,737
Net income	$15,477	$18,804	$78,829	$77,068
Basic earnings per share	$0.38	$0.47	$1.96	$1.95
Diluted earnings per share	$0.38	$0.47	$1.94	$1.93

Summary of Financial Data
(Dollars in thousands, except per share data)
	2013				2012
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Earnings
Loan income	$47,061	$47,606	$46,412	$47,118	$49,405
Investment income	18,901	18,526	17,728	20,807	22,545
Total interest income	65,962	66,132	64,140	67,925	71,950
Interest expense	5,326	5,531	5,708	9,500	11,981
Net interest income	60,636	60,601	58,432	58,425	59,969
Provision for loan losses	3,185	2,093	1,321	1,393	2,666
Net interest income after provision for loan losses	57,451	58,508	57,111	57,032	57,303
Deposit service fees	12,714	12,703	12,345	11,595	12,603
Mortgage banking revenues	562	599	341	171	161
Other banking services	954	1,072	679	867	613
Wealth management services	3,984	3,823	4,045	3,698	3,449
Benefit trust, administration, consulting and actuarial fees	10,032	9,397	9,397	9,770	9,397
Gain on sales of investment securities	16,969	0	16,008	47,791	0
Loss on debt extinguishments	(23,836)	0	(15,717)	(47,783)	0
Total noninterest income	21,379	27,594	27,098	26,109	26,223
Salaries and employee benefits	30,412	30,448	30,286	30,483	29,639
Occupancy and equipment	6,782	6,448	6,750	7,065	6,665
Amortization of intangible assets	1,061	1,089	1,140	1,179	1,264
Acquisition expenses	2,105	71	0	0	527
Other	16,923	16,988	16,200	15,825	18,804
Total operating expenses	57,283	55,044	54,376	54,552	56,899
Income before income taxes	21,547	31,058	29,833	28,589	26,627
Income taxes	6,070	9,069	8,711	8,348	7,823
Net income	$15,477	21,989	21,122	20,241	18,804
Basic earnings per share	$0.38	$0.55	$0.53	$0.51	$0.47
Diluted earnings per share	$0.38	$0.54	$0.52	$0.50	$0.47
Profitability
Return on assets	0.84%	1.22%	1.21%	1.11%	1.00%
Return on equity	7.04%	10.26%	9.70%	9.18%	8.20%
Return on tangible equity(3)	11.78%	17.57%	16.38%	15.32%	13.55%
Noninterest income/operating income (FTE) (1)	30.5%	30.0%	30.2%	29.5%	29.0%
Efficiency ratio (2)	58.5%	58.6%	59.9%	60.3%	58.2%
Components of Net Interest Margin (FTE)
Loan yield	4.61%	4.76%	4.79%	4.98%	5.16%
Cash equivalents yield	0.22%	0.22%	0.26%	0.26%	0.26%
Investment yield	3.54%	3.52%	3.83%	3.79%	3.85%
Earning asset yield	4.20%	4.28%	4.35%	4.44%	4.54%
Interest-bearing deposit rate	0.21%	0.22%	0.24%	0.28%	0.34%
Borrowing rate	1.86%	2.02%	3.36%	3.76%	3.89%
Cost of all interest-bearing funds	0.41%	0.43%	0.46%	0.73%	0.89%
Cost of funds (includes DDA)	0.33%	0.35%	0.38%	0.61%	0.74%
Net interest margin (FTE)	3.88%	3.94%	3.98%	3.86%	3.83%
Fully tax-equivalent adjustment	$3,666	$3,728	$3,644	$4,022	$4,209

Summary of Financial Data
(Dollars in thousands, except per share data)
	2013				2012
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Average Balances
Loans	$4,069,204	$3,985,755	$3,899,744	$3,860,722	$3,834,068
Cash equivalents	11,085	8,644	148,188	83,812	106,851
Taxable investment securities	1,861,206	1,833,355	1,565,756	1,965,073	2,035,651
Nontaxable investment securities	639,199	644,728	642,424	655,694	691,525
Total interest-earning assets	6,580,694	6,472,482	6,256,112	6,565,301	6,668,095
Total assets	7,278,167	7,154,796	7,003,823	7,368,906	7,506,371
Interest-bearing deposits	4,546,591	4,511,199	4,581,206	4,581,130	4,545,347
Borrowings	634,472	589,065	358,627	686,483	830,149
Total interest-bearing liabilities	5,181,063	5,100,264	4,939,833	5,267,613	5,375,496
Noninterest-bearing deposits	1,149,873	1,138,039	1,095,774	1,095,256	1,098,193
Shareholders' equity	872,567	850,238	873,108	893,746	912,321
Balance Sheet Data
Cash and cash equivalents	$149,647	$174,205	$148,573	$330,298	$228,558
Investment securities	2,218,725	2,518,574	2,366,512	2,448,120	2,818,527
Loans:
Business lending	1,260,364	1,214,796	1,225,671	1,222,835	1,233,944
Consumer mortgage	1,582,058	1,570,607	1,527,341	1,480,192	1,448,415
Consumer indirect	740,002	713,310	663,924	639,560	647,518
Home equity	346,520	348,246	347,335	353,365	364,225
Consumer direct	180,139	178,496	171,727	165,649	171,474
Total loans	4,109,083	4,025,455	3,935,998	3,861,601	3,865,576
Allowance for loan losses	44,319	44,083	43,473	42,913	42,888
Intangible assets, net	390,499	383,735	384,815	385,954	387,134
Other assets	272,229	244,131	228,291	238,013	239,893
Total assets	7,095,864	7,302,017	7,020,716	7,221,073	7,496,800
Deposits:
Noninterest-bearing	1,203,346	1,158,013	1,120,683	1,115,417	1,110,994
Non-maturity interest-bearing	3,766,145	3,630,684	3,608,829	3,678,905	3,501,630
Time	926,553	898,636	940,618	980,502	1,015,415
Total deposits	5,896,044	5,687,333	5,670,130	5,774,824	5,628,039
Borrowings	141,913	567,116	322,319	361,422	728,061
Subordinated debt held by unconsolidated subsidiary trusts	102,097	102,091	102,085	102,079	102,073
Accrued interest and other liabilities	79,998	79,798	76,151	105,454	135,849
Total liabilities	6,220,052	6,436,338	6,170,685	6,343,779	6,594,022
Shareholders' equity	875,812	865,679	850,031	877,294	902,778
Total liabilities and shareholders' equity	7,095,864	7,302,017	7,020,716	7,221,073	7,496,800
Capital
Tier 1 leverage ratio	9.29%	9.39%	9.43%	8.78%	8.40%
Tangible equity/net tangible assets (3)	7.68%	7.38%	7.43%	7.58%	7.62%
Diluted weighted average common shares O/S	41,061	40,850	40,558	40,321	40,179
Period end common shares outstanding	40,431	40,296	40,099	39,989	39,626
Cash dividends declared per common share	$0.28	$0.28	$0.27	$0.27	$0.27
Book value	$21.66	$21.48	$21.20	$21.94	$22.78
Tangible book value(3)	$12.80	$12.73	$12.35	$13.01	$13.72
Common stock price (end of period)	$39.68	$34.12	$30.85	$29.63	$27.36

Summary of Financial Data
(Dollars in thousands, except per share data)
	2013				2012
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Asset Quality
Nonaccrual loans	$19,474	$21,713	$22,997	$24,806	$26,360
Accruing loans 90+ days delinquent	2,554	2,650	1,439	2,560	2,748
Total nonperforming loans	22,028	24,363	24,436	27,366	29,108
Other real estate owned (OREO)	5,060	5,218	5,066	6,838	4,788
Total nonperforming assets	27,088	29,581	29,502	34,204	33,896
Net charge-offs	2,949	1,483	761	1,368	2,596
Allowance for loan losses/loans outstanding	1.08%	1.10%	1.10%	1.11%	1.11%
Nonperforming loans/loans outstanding	0.54%	0.61%	0.62%	0.71%	0.75%
Allowance for loan losses/nonperforming loans	201%	181%	178%	157%	147%
Net charge-offs/average loans	0.29%	0.14%	0.08%	0.14%	0.27%
Delinquent loans/ending loans	1.49%	1.48%	1.50%	1.55%	1.92%
Loan loss provision/net charge-offs	108%	147%	173%	102%	103%
Nonperforming assets/total assets	0.38%	0.41%	0.42%	0.47%	0.45%
Asset Quality (excluding loans acquired since 1/1/09)
Nonaccrual loans	$16,066	$17,365	$18,272	$19,756	$21,928
Accruing loans 90+ days delinquent	2,418	2,471	1,349	2,164	2,355
Total nonperforming loans	18,484	19,836	19,621	21,920	24,283
Other real estate owned (OREO)	2,832	2,767	2,963	3,844	1,397
Total nonperforming assets	21,316	22,603	22,584	25,764	25,680
Net charge-offs	1,956	1,583	604	1,102	1,863
Allowance for loan losses/loans outstanding	1.15%	1.16%	1.19%	1.21%	1.21%
Nonperforming loans/loans outstanding	0.49%	0.54%	0.55%	0.64%	0.71%
Allowance for loan losses/nonperforming loans	234%	215%	215%	190%	171%
Net charge-offs/average loans	0.21%	0.17%	0.07%	0.13%	0.19%
Delinquent loans/ending loans	1.44%	1.45%	1.44%	1.48%	1.82%
Loan loss provision/net charge-offs	130%	126%	210%	113%	102%
Nonperforming assets/total assets	0.32%	0.33%	0.34%	0.38%	0.36%

(1) Excludes gains and losses on sales of investment securities and debt prepayments.
(2) Excludes intangible amortization, acquisition expenses, litigation settlement charge, gains and losses on sales of investment securities and losses on debt extinguishments.
(3) Includes deferred tax liabilities (of approximately $32.3 million at 12/31/13) generated from tax deductible goodwill.

# # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The following factors, among others, could cause the actual results of CBU’s operations to differ materially from CBU’s expectations: the successful integration of operations of its acquisitions; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements.  CBU does not assume any duty to update forward-looking statements.